UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOLD PARTY PAYDAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-3327444
(State of incorporation or organization)	(I.R.S. Employer
Identification No.)

3189 Pepperhill Road, Lexington, Kentucky	40502
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-179490

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, par
value $0.0001 per share	None

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant's Securities to be Registered.

The information required by this Item is included under the captions "Description of Securities" (pages 34-35) and "Shares Available for Future Sale" (page 36) of the Prospectus included as part of the Registrant's Registration Statement on Form S-1, Registration No. 333-179490 ("Form S-1"), which information is incorporated herein by this reference.

Item 2. Exhibits.

The following documents are included as exhibits to Form S-1, as indicated, and are incorporated herein by this reference:

1.	Specimen Common Stock Certificate.

2.	(a)	Certificate of Incorporation of Registrant (Exhibit 3.1 to Form S-1).

	(b)	By-laws of Registrant (Exhibit 3.2 to Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GOLD PARTY PAYDAY, INC.

By:	/s/ Tatum L. Morita
Tatum L. Morita
President, Chief Executive Officer and Chief Financial Officer

Dated: March 18, 2013

EXHIBIT INDEX

The following documents are included as exhibits to the Registrant's Registration Statement on Form S-1, Registration No. 333-179490, declared effective on June 25, 2012 ("Form S-1"), as indicated, and are incorporated herein by this reference:

1.	Specimen Common Stock Certificate.

2.	(a)	Certificate of Incorporation of Registrant (Exhibit 3.1 to Form S-1).

	(b)	By-laws of Registrant (Exhibit 3.2 to Form S-1).